UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 17, 2005

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     On June 17, 2005, Maxtor Corporation (the “Company”) terminated the Receivables Loan and Security Agreement dated June 24, 2004, as amended, among the Company, Maxtor Receivables LLC, Merrill Lynch Commercial Finance Corporation and U.S. Bank National Association (the “Facility Agreement”).

     Pursuant to the Facility Agreement, the Company entered into a one-year receivable-backed borrowing arrangement of up to $100 million collateralized by all United States and Canadian accounts receivable. In the arrangement, the Company used a special purpose subsidiary to purchase and hold all of its United States and Canadian accounts receivable. The special purpose subsidiary had borrowing authority of up to $100 million based upon eligible United States and Canadian accounts receivable. The special purpose subsidiary was consolidated for financial reporting purposes. The transactions under the arrangement were accounted for as short term borrowings and remained on the Company’s consolidated balance sheet.

     The Facility Agreement was voluntarily terminated without penalty by the Company upon payment of all outstanding obligations. No other material relationship exists between the Company and Merrill Lynch Commercial Finance Corporation. U.S. Bank National Association continues to act as trustee of the Company’s 6.8% convertible senior notes due 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005

MAXTOR CORPORATION

	By:	/s/ Duston M. Williams

	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance
and Chief Financial Officer

3